Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2023, relating to the consolidated financial statements and schedule and the effectiveness of Skechers U.S.A., Inc.’s (Company’s) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Los Angeles, California

June 20, 2023